Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 Amendment No. 4 (File No. 333-164043) of our report dated February 22, 2010, except for Note 17(c), as to which the date is March 11, 2010 relating to the financial statements of SS&C Technologies Holdings, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings “Experts” and “Selected historical financial data” in such Registration Statement.

/s/  PricewaterhouseCoopers LLP

Hartford, Connecticut
March 24, 2010